TIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

SYBLEU INC.

(Exact name of small business issuer as specified in its charter)

Wyoming	85-1412307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-248059

1034 Throgss Neck Expressway,  Bronx, NY 10465

(Address of Principal Executive Offices)

(800) 807-4631

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 8.01 Other Events.

On June 12, 2023  Sybleu Inc. (the “Company”) entered into a Letter of Intent ( “LOI”) with DYO Biotechnologies, Pty, Ltd (“DYO”) whereby DYO shall grant to the Company an exclusive license (including the right to grant and authorize sublicenses through multiple tiers) under the Patent Rights and the Technology: (a) to make, have made, use, offer for sale, sell, perform, have performed export and import Licensed Products and Licensed Services; (b) to practice Licensed Methods; and (c) to use Technology, all in the Field, within the Territory and during the Term (the “License”). Ownership of and patent rights to any Licensed Product, Licensed Method or Licensed Service developed by the Company shall belong exclusively to the Company.

The terms Patent Rights, Licensed Methods, Licensed Products, Licensed Service, Technology, Field and Territory are defined as follows:

“Field” is defined as small molecule drug development for human or animal health.

“Licensed Method” is defined as any method or process that uses Technology

“Licensed Products” is defined as any product, kit, composition, or part thereof: (a) that incorporates, uses, or is enabled or derived from the use of the Technology; or (b) that is produced or enabled by a Licensed Method.

“Licensed Service” is defined as any service performed by Company or sublicensee for the benefit of a third party that, in whole or in part, (a) uses Technology; (b) uses Licensed Product(s); or (c) that practices or is enabled by a Licensed Method.

“Patent Rights” is defined as DYO’s right in any of the following: (a) any US patents and patent applications disclosing and claiming the inventions, invented by Inventors, assigned to DYO, and filed by DYO; (b) applications that claim priority thereto, and continuing applications thereof including divisions, substitutions, continuations, and continuations-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application); (c) any patents issuing on such applications, including, without limitation, reissues, renewals, reexaminations and extensions; and (d) any corresponding foreign applications or patents.

“Term” is defined as the period of time beginning on the effective date of any definitive agreement and terminating on the last to expire Royalty Term. .

“Royalty Term” is defined as the period of time beginning on the first commercial sale of a Licensed Product in a given country and, expires on a country-by-country basis with respect to each Licensed Product, upon the later of: (a) the expiration, abandonment, or invalidation of the last to expire, abandoned or invalidated valid claim of the Patent Rights in such country; (b) the expiration of any granted statutory period of marketing exclusivity within a country; and (c) 12 years from of the date of the first commercial sale of such Licensed Product in such country.

“Territory” is defined as worldwide

“Technology” is defined as technical information and know-how existing prior to the effective date of any definitive agreement which may be entered into by and between DYO and the Company relating to the Invention.

“Invention” is defined as an Artificial intelligence/machine learning engine designed to utilize existing chemical library structures in an integrated model to predict highly specific and sensitive novel chemical structures for molecular targets. DYO warrants and represents that DYO possesses all proprietary rights, including, but not limited to, the copyrights, trade secrets, trademarks and associated good will and patent rights to the Invention.

2

It is contemplated that the following consideration shall be paid to DYO be Company pursuant to the License:

A. License Issue Fee:	Company shall pay DYO $25,000, payable within 30 days after the effective date of the License contemplated to be granted (“Effective Date) , and $125,000 payable upon the earlier of a) the closing of an arm’s length equity financing with investors raising at least $2 Million in net proceeds to Company or b) at the first-year anniversary of the Effective Date.

B. Equity:	Company will issue DYO Founders its common stock by means of a Common Stock Purchase Agreement with usual and customary Company representations and warranties to be executed concurrently with the Agreement.	3% equity in the Company

C. License Maintenance Fees: Until the first commercial sale of the first Licensed Product, Company will pay to DYO on each anniversary of the Effective Date the applicable license maintenance fees listed below, with the last year pro-rated:
Date	PAYMENT
1st - 3rd anniversary of Effective Date	$10,000
4th anniversary of Effective Date	$15,000
5th and each anniversary of Effective Date	$25,000
6th anniversary of Effective Date	$35,000
7th anniversary of Effective Date	$50,000
8th anniversary of Effective Date and each anniversary thereafter	$75,000

D. Milestone Payments. Company will pay DYO the following non-creditable milestone payments for each Licensed Product whether such milestone is achieved by Company or its Sublicensee:
Milestone	AMOUNT
1. Dosing of a first patient or animal in a Phase I or Phase I/II Clinical Trial for Licensed Product	$150,000
2. Dosing of a first patient in a Phase III Clinical Trial for Licensed Product	$500,000
3. FDA (US) Approval of a Licensed Product	$3,000,000
4. EMA (EU) Approval of a Licensed Product	$1,500,000
5. PMDA (JPN) Approval of a Licensed Product	$1,000,000
6. Cumulative Net Sales of Licensed Products reach $100 Million	$2,000,000

Such milestone payments shall be due within thirty (30) days of achievement of the event. If a particular Licensed Product is not required to undergo the event associated with a particular milestone for such Licensed Product (a “Skipped Milestone”) such Skipped Milestone will be deemed to have been achieved upon the occurrence the next successive milestone with respect to such Licensed Product).

E.  Pediatric Voucher. Company will pay DYO ten percent (10%) of any consideration received from a sale or transfer to a third party of a Pediatric Voucher issued by the FDA to Company as the sponsor of an IND or marketing approval for a Licensed Product.

F.  Earned Royalty: Company will pay DYO an earned royalty on Net Sales of Licensed Products by Company, and Sublicensees. Royalties are payable on an annual worldwide Net Sales basis cumulative for each calendar year with an annual gross-up (if required) to reflect the actual royalty tier achieved for the applicable calendar year.

If Company must obtain a license from a third party to avoid infringement of such third party’s patent rights in order to manufacture, use, or commercialize a given Licensed Product and, if the royalties required to be paid to such third party for such license, together with those royalties payable to DYO under the Agreement in aggregate exceed 5% Net Sales for such Licensed Product then the royalty owed to DYO for said Licensed Product will be reduced by an amount calculated as follows:

R=(C*(A/(A+B)))

Where

R=reduction of DYO royalty

A= undreduced DYO royalty

B=sum of all Third Party royalties

C=increment of projected total royalty above 5%

G. Sublicense Consideration: Company will pay DYO sublicense fees on the applicable percentage of all Sublicense Consideration received by Company from its Sublicensees, according to the following schedule:
EVENT ACHIEVED BY COMPANY PRIOR TO EXECUTION OF A SUBLICENSE BY LICENSEE (for the Licensed Product that is the subject of the Sublicense)	PERCENTAGE OF SUBLICENSEE CONSIDERATION PAYABLE TO DYO
1. Prior to filing of first IND	40%
2. After filing of first IND but prior to dosing of a first patient in a Phase III Clinical Trial of Licensed Product	20%
3. After dosing of a first patient in a Phase III Clinical Trial and prior of first commercial sale of first Licensed Product	15%
4. After first commercial sale of first Licensed Product	10%
H. Minimum Annual Royalties: Beginning in the calendar year of commercial sales of the first Licensed Product by Company, or a Sublicensee and if the total earned royalties paid by Company in any such year cumulatively are less than the applicable Minimum Annual Royalty in the table below, then Company shall pay to DYO the difference between the applicable Minimum Annual Royalty and the total earned royalty paid by Company for such year.
CALENDAR YEAR	MINIMUM ANNUAL ROYALTY
1st	$50,000
2nd	$100,000
3rd	$250,000
4th and beyond	$300,000

3

It is also contemplated that the Company shall agree that within 30 days of raising USD $2 million the Company will enter into a research collaboration agreement with DYO to immediately begin utilizing these funds to enable the Technology for the benefit of developing Company’s existing and future small molecule drug intellectual property. It is anticipated that this research agreement will utilize substantially all of these funds over two years. All results, discoveries, intellectual property and chemical structures resulting from this Research Agreement will be the exclusive property of the Company.

The term of this LOI is ninety days from the date of execution of the LOI(“LOI Term”). DYO and the Company agree to negotiate in good faith to enter into a mutually acceptable definitive agreement with regard to the subject matter contemplated by the LOI until the completion of the LOI Term

Pursuant to the LOI the Company shall be granted the opportunity to perform due diligence on DYO and the Technology during the LOI Term.

Dr. Harry Lander serves as Chief Scientific Officer of the Company and is a shareholder of the Company. Dr. Harry Lander also serves as Managing Director of DYO and is a controlling shareholder of DYO.

Other than as to confidentiality, due diligence and good faith provisions of the LOI the parties agree that the LOI does not constitute a binding commitment by either party with respect to any transaction. The non-binding provisions of the LOI reflect only the parties’ current understanding of the contemplated transaction, and a binding contract will not exist between the parties unless and until they sign and deliver a mutually acceptable definitive agreement. Other than to impose a duty to the parties to negotiate in good faith and to not disclose Confidential Information, no obligations of one party to the other or liability of any kind shall arise from executing this Letter or its taking or refraining from taking any actions relating to the proposed transaction.

The transaction contemplated by the LOI is contingent upon the execution of one or more mutually acceptable definitive agreements between the parties. No assurance can be given that any such agreements shall be executed or, if executed, shall not contain terms and conditions materially different from the terms and conditions currently contemplated.

The foregoing description of the abovementioned LOI is not complete and is qualified in its entirety by reference to the text of the abovementioned LOI , which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
99.1	Letter of Intent

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBLEU INC.

Dated: June 20, 2023	By: /s/ Joseph G. Vaini

5